Exhibit 99.1

Arrow Electronics Third-Quarter Earnings Exceed Expectations

-- Non-GAAP Earnings Per Share of $0.37 --

-- Cash Flow from Operations in Excess of $110 Million --

MELVILLE, N.Y.--(BUSINESS WIRE)--October 28, 2009--Arrow Electronics, Inc. (NYSE:ARW) today reported third-quarter 2009 net income of $12.6 million ($.10 per share on both a basic and diluted basis) on sales of $3.67 billion, compared with net income of $76.1 million ($.64 and $.63 per share on a basic and diluted basis, respectively) on sales of $4.30 billion in the third quarter of 2008.

The company's results for the third quarters of 2009 and 2008 include a number of items outlined below that impact their comparability. A complete reconciliation of these items is provided under the heading “Certain Non-GAAP Financial Information.” Excluding those items, on a non-GAAP basis, net income for the quarter ended October 3, 2009, would have been $44.9 million ($.37 per share on both a basic and diluted basis) and net income for the quarter ended September 30, 2008, would have been $83.7 million ($.70 per share on both a basic and diluted basis).

“Our execution this quarter was excellent, exceeding our expectations for revenue, earnings per share, and cash flow. We continue to control well those things that we can, no matter the economic environment,” said Michael J. Long, chief executive officer. “We continued to deliver on our commitment to simplify the business while remaining focused on our long-term goals to maximize sales and profitable market share growth.”

Global components sales of $2.54 billion decreased 15 percent year over year. “Global components revenue exceeded our expectations with double-digit increases sequentially across all geographies. Year-over-year sales declines have begun to moderate in both North America and Europe, and Asia continues to post sales gains. We are well positioned to take advantage of opportunities in the marketplace and will continue to grow profits and gain market share across this business,” Mr. Long said.

Global enterprise computing solutions (“ECS”) sales of $1.13 billion decreased 14 percent year over year. “ECS sales were ahead of the midpoint of our expectations and above normal seasonality, fueled by a strong federal government year-end, as well as sequential increases in storage and services. In our worldwide server business the year-over-year declines have moderated,” Mr. Long said.

The company's results for the third quarter of 2009 and 2008 include the items outlined below that impact their comparability:

  During the third quarter of 2009, the company recorded restructuring and integration charges of $37.6 million ($29.1 million net of related taxes or $.24 per share on both a basic and diluted basis) primarily related to initiatives taken by the company to improve operating efficiencies. These charges are part of the company's cost reduction initiatives announced in the fourth quarter of 2008 and second quarter of 2009, which are expected to be $275 million in permanent and temporary annual savings.

  During the third quarter of 2009, the company recorded a loss on prepayment of debt of $5.3 million ($3.2 million net of related taxes or $.03 per share on both a basic and diluted basis) related to the repurchase of $130.5 million principal amount of its 9.15% senior notes due 2010.
  During the third quarter of 2008, the company recorded restructuring and integration charges of $11.0 million ($7.6 million net of related taxes or $.06 per share on both a basic and diluted basis) primarily related to initiatives taken by the company to improve operating efficiencies.

NINE-MONTH RESULTS

Arrow’s net income for the first nine months of 2009 was $60.4 million ($.50 per share on both a basic and diluted basis) on sales of $10.5 billion, compared with net income of $258.2 million ($2.13 and $2.11 per share on a basic and diluted basis, respectively) on sales of $12.7 billion in the first nine months of 2008.

Net income for the first nine months of 2009 includes restructuring and integration charges of $80.9 million ($61.3 million net of related taxes or $.51 per share on both a basic and diluted basis) primarily related to initiatives taken by the company to improve operating efficiencies and a loss on prepayment of debt of $5.3 million ($3.2 million net of related taxes or $.03 per share on both a basic and diluted basis) related to the repurchase of $130.5 million principal amount of its 9.15% senior notes due 2010. Excluding these items, net income would have been $124.9 million ($1.04 per share on both a basic and diluted basis) for the first nine months of 2009.

Net income for the first nine months of 2008 includes restructuring and integration charges of $25.7 million ($17.7 million net of related taxes or $.15 per share on both a basic and diluted basis) primarily related to initiatives taken by the company to improve operating efficiencies and a charge, including legal fees, related to a preference claim from 2001 of $12.9 million ($7.8 million net of related taxes or $.06 per share on both a basic and diluted basis). Excluding these items, net income would have been $283.7 million ($2.34 and $2.32 per share on a basic and diluted basis, respectively) for the first nine months of 2008.

GUIDANCE

“Looking ahead, we believe that total fourth-quarter sales will be between $3.65 and $4.25 billion, with global component sales between $2.25 and $2.65 billion and global enterprise computing solutions sales between $1.4 and $1.6 billion. Earnings per share, on a diluted basis, excluding any charges, are expected to be in the range of $.44 to $.56,” said Paul J. Reilly, executive vice president and chief financial officer.

Arrow Electronics (www.arrow.com) is a global provider of products, services and solutions to industrial and commercial users of electronic components and enterprise computing solutions. Headquartered in Melville, N.Y., Arrow serves as a supply channel partner for approximately 800 suppliers and 130,000 original equipment manufacturers, contract manufacturers and commercial customers through a global network of more than 340 locations in 53 countries and territories.

Certain Non-GAAP Financial Information

In addition to disclosing results that are determined in accordance with Generally Accepted Accounting Principles (“GAAP”), the company provides certain non-GAAP financial information relating to operating income, net income and net income per basic and diluted share, each as adjusted for certain charges, credits and losses that the company believes impact the comparability of its results of operations. These charges, credits and losses arise out of the company’s efficiency enhancement initiatives, prepayment of debt, and certain legal matters. A reconciliation of the company’s non-GAAP financial information to GAAP is set forth in the table below.

The company believes that such non-GAAP financial information is useful to investors to assist in assessing and understanding the company’s operating performance and underlying trends in the company’s business because management considers the charges, credits and losses referred to above to be outside the company’s core operating results. This non-GAAP financial information is among the primary indicators management uses as a basis for evaluating the company’s financial and operating performance. In addition, the company’s Board of Directors may use this non-GAAP financial information in evaluating management performance and setting management compensation.

The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for, or alternative to, operating income, net income and net income per basic and diluted share determined in accordance with GAAP. Analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, data presented in accordance with GAAP.

ARROW ELECTRONICS, INC. EARNINGS RECONCILIATION (In thousands except per share data) (Unaudited)

	Quarter Ended		Nine Months Ended
	October 3,	September 30,	October 3,	September 30,
	2009	2008	2009	2008

Operating income, as reported	$45,056	$131,776	$157,491	$440,877
Restructuring and integration charges	37,583	11,037	80,853	25,711
Preference claim from 2001	-	-	-	12,941
Operating income, as adjusted	$82,639	$142,813	$238,344	$479,529

Net income attributable to shareholders, as reported	$12,581	$76,070	$60,419	$258,156
Restructuring and integration charges	29,075	7,635	61,268	17,723
Loss on prepayment of debt	3,228	-	3,228	-
Preference claim from 2001	-	-	-	7,822
Net income attributable to shareholders, as adjusted	$44,884	$83,705	$124,915	$283,701

Net income per basic share, as reported	.10	$.64	$.50	$2.13
Restructuring and integration charges	.24	.06	.51	.15
Loss on prepayment of debt	.03	-	.03	-
Preference claim from 2001	-	-	-	.06
Net income per basic share, as adjusted	$.37	$.70	$1.04	$2.34

Net income per diluted share, as reported	$.10	$.63	$.50	$2.11
Restructuring and integration charges	.24	.06	.51	.15
Loss on prepayment of debt	.03	-	.03	-
Preference claim from 2001	-	-	-	.06
Net income per diluted share, as adjusted	$.37	$.70	$1.04	$2.32
The sum of the components for basic and diluted net income per share, as adjusted, may not agree to totals, as presented, due to rounding.

Information Relating to Forward-Looking Statements

This press release includes forward-looking statements that are subject to numerous assumptions, risks, and uncertainties, which could cause actual results or facts to differ materially from such statements for a variety of reasons, including, but not limited to: industry conditions, the company's implementation of its new enterprise resource planning system, changes in product supply, pricing and customer demand, competition, other vagaries in the global components and global ECS markets, changes in relationships with key suppliers, increased profit margin pressure, the effects of additional actions taken to become more efficient or lower costs, and the company’s ability to generate additional cash flow. Forward-looking statements are those statements, which are not statements of historical fact. These forward-looking statements can be identified by forward-looking words such as "expects," "anticipates," "intends," "plans," "may," "will," "believes," "seeks," "estimates," and similar expressions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update publicly or revise any of the forward-looking statements.

ARROW ELECTRONICS, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands except per share data) (Unaudited)

	Quarter Ended		Nine Months Ended
	October 3,	September 30,	October 3,	September 30,
	2009	2008	2009	2008

Sales	$3,671,865	$4,295,314	$10,481,116	$12,671,282
Costs and expenses:
Cost of products sold	3,250,804	3,731,459	9,226,865	10,908,665
Selling, general and administrative expenses	321,503	403,542	965,645	1,230,893
Depreciation and amortization	16,919	17,500	50,262	52,195
Restructuring and integration charges	37,583	11,037	80,853	25,711
Preference claim from 2001	-	-	-	12,941
	3,626,809	4,163,538	10,323,625	12,230,405
Operating income	45,056	131,776	157,491	440,877
Equity in earnings of affiliated companies	1,883	2,073	3,233	5,359
Loss on prepayment of debt	5,312	-	5,312	-
Interest and other financing expense, net	18,033	24,809	58,150	74,010
Income before income taxes	23,594	109,040	97,262	372,226
Provision for income taxes	11,018	32,863	36,868	113,801
Consolidated net income	12,576	76,177	60,394	258,425
Noncontrolling interests	(5)	107	(25)	269
Net income attributable to shareholders	$12,581	$76,070	$60,419	$258,156
Net income per share:
Basic	$.10	$.64	$.50	$2.13
Diluted	$.10	$.63	$.50	$2.11
Average number of shares outstanding:
Basic	119,888	119,541	119,745	121,226
Diluted	120,785	120,384	120,238	122,118

ARROW ELECTRONICS, INC. CONSOLIDATED BALANCE SHEETS (In thousands except par value)

	October 3,	December 31,
	2009	2008(A)
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$1,150,770	$451,272
Accounts receivable, net	2,707,968	3,087,290
Inventories	1,308,345	1,626,559
Prepaid expenses and other assets	180,805	180,647
Total current assets	5,347,888	5,345,768
Property, plant and equipment, at cost:
Land	25,276	25,127
Buildings and improvements	147,773	147,138
Machinery and equipment	781,131	698,156
	954,180	870,421
Less: Accumulated depreciation and amortization	(492,867)	(459,881)
Property, plant and equipment, net	461,313	410,540
Investments in affiliated companies	51,290	46,788
Cost in excess of net assets of companies acquired	908,894	905,848
Other assets	405,990	409,341
Total assets	$7,175,375	$7,118,285
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$2,298,893	$2,459,922
Accrued expenses	362,327	455,547
Short-term borrowings, including current portion of long-term debt	141,417	52,893
Total current liabilities	2,802,637	2,968,362

Long-term debt	1,278,007	1,223,985
Other liabilities	248,053	248,888
Equity:
Shareholders' equity:
Common stock, par value $1:
Authorized – 160,000 shares in 2009 and 2008
Issued – 125,287 and 125,048 shares in 2009 and 2008, respectively	125,287	125,048
Capital in excess of par value	1,044,504	1,035,302
Treasury stock (5,516 and 5,740 shares in 2009 and 2008, respectively), at cost	(181,041)	(190,273)
Retained earnings	1,631,424	1,571,005
Foreign currency translation adjustment	245,437	172,528
Other	(19,248)	(36,912)
Total shareholders' equity	2,846,363	2,676,698
Noncontrolling interests	315	352
Total equity	2,846,678	2,677,050
Total liabilities and equity	$7,175,375	$7,118,285
(A)	Effective January 1, 2009, the company adopted Accounting Standards Codification Topic 810-10-65. To conform to the current period presentation, prior period balances of accumulated undistributed earnings related to noncontrolling interests in less-than-wholly owned subsidiaries were reclassified from other liabilities to a component of equity.

ARROW ELECTRONICS, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (Unaudited)

	Quarter Ended
	October 3,	September 30,
	2009	2008

Cash flows from operating activities:
Consolidated net income	$12,576	$76,177
Adjustments to reconcile consolidated net income to net cash provided by operations:
Depreciation and amortization	16,919	17,500
Amortization of stock-based compensation	6,172	3,343
Amortization of deferred financing costs and discount on notes	571	474
Equity in earnings of affiliated companies	(1,883)	(2,073)
Deferred income taxes	4,266	14,007
Restructuring and integration charge	29,075	7,635
Loss on prepayment of debt	3,228	-
Excess tax benefits from stock-based compensation arrangements	(416)	3
Change in assets and liabilities, net of effects of acquired businesses:
Accounts receivable	(132,864)	177,072
Inventories	67,435	87,631
Prepaid expenses and other assets	11,891	7,225
Accounts payable	95,638	(156,186)
Accrued expenses	(15,065)	(7,667)
Other	14,787	(22,914)
Net cash provided by operating activities	112,330	202,227
Cash flows from investing activities:
Acquisition of property, plant and equipment	(26,653)	(43,148)
Cash consideration paid for acquired businesses	-	(46,751)
Other	-	(172)
Net cash used for investing activities	(26,653)	(90,071)
Cash flows from financing activities:
Change in short-term borrowings	(24,500)	(18,796)
Repayment of revolving credit facility borrowings	-	(1,564,300)
Proceeds from revolving credit facility borrowings	-	1,444,972
Repurchase of senior notes	(135,658)	-
Net proceeds from note offering	297,430	-
Proceeds from exercise of stock options	2,232	1,537
Excess tax benefits from stock-based compensation arrangements	416	(3)
Repurchases of common stock	(178)	(13,102)
Net cash provided by (used for) financing activities	139,742	(149,692)
Effect of exchange rate changes on cash	16,924	(3,510)
Net increase (decrease) in cash and cash equivalents	242,343	(41,046)
Cash and cash equivalents at beginning of period	908,427	284,483
Cash and cash equivalents at end of period	$1,150,770	$243,437

ARROW ELECTRONICS, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (Unaudited)

	Nine Months Ended
	October 3,	September 30,
	2009	2008

Cash flows from operating activities:
Consolidated net income	$60,394	$258,425
Adjustments to reconcile consolidated net income to net cash provided by operations:
Depreciation and amortization	50,262	52,195
Amortization of stock-based compensation	19,219	13,017
Amortization of deferred financing costs and discount on notes	1,681	1,616
Equity in earnings of affiliated companies	(3,233)	(5,359)
Deferred income taxes	21,933	11,251
Restructuring and integration charge	61,268	17,723
Preference claim from 2001	-	7,822
Loss on prepayment of debt	3,228	-
Excess tax benefits from stock-based compensation arrangements	1,741	(228)
Change in assets and liabilities, net of effects of acquired businesses:
Accounts receivable	413,790	332,617
Inventories	331,098	(40,092)
Prepaid expenses and other assets	3,118	(6,976)
Accounts payable	(157,827)	(313,281)
Accrued expenses	(158,527)	51,560
Other	1,174	(36,255)
Net cash provided by operating activities	649,319	344,035

Cash flows from investing activities:
Acquisition of property, plant and equipment	(99,022)	(112,519)
Cash consideration paid for acquired businesses	-	(319,865)
Proceeds from sale of facilities	1,153	-
Other	(272)	(380)
Net cash used for investing activities	(98,141)	(432,764)

Cash flows from financing activities:
Change in short-term borrowings	(32,009)	(10,512)
Repayment of revolving credit facility borrowings	(29,400)	(2,988,950)
Proceeds from revolving credit facility borrowings	29,400	2,988,649
Repurchase of senior notes	(135,658)	-
Net proceeds from note offering	297,430	-
Proceeds from exercise of stock options	3,069	4,371
Excess tax benefits from stock-based compensation arrangements	(1,741)	228
Repurchases of common stock	(2,323)	(115,763)
Net cash provided by (used for) financing activities	128,768	(121,977)
Effect of exchange rate changes on cash	19,552	6,412
Net increase (decrease) in cash and cash equivalents	699,498	(204,294)
Cash and cash equivalents at beginning of period	451,272	447,731
Cash and cash equivalents at end of period	$1,150,770	$243,437

ARROW ELECTRONICS, INC. SEGMENT INFORMATION (In thousands) (Unaudited)

	Quarter Ended		Nine Months Ended
	October 3,	September 30,	October 3,	September 30,
	2009	2008	2009	2008

Sales:
Global components	$2,541,339	$2,988,950	$7,157,921	$8,869,394
Global ECS	1,130,526	1,306,364	3,323,195	3,801,888
Consolidated	$3,671,865	$4,295,314	$10,481,116	$12,671,282

Operating income (loss):
Global components	$81,507	$138,389	$215,598	$446,020
Global ECS	32,359	39,653	98,846	131,437
Corporate (a)	(68,810)	(46,266)	(156,953)	(136,580)
Consolidated	$45,056	$131,776	$157,491	$440,877
(a)	Includes restructuring and integration charges of $37.6 million and $80.9 million for the third quarter and first nine months of 2009 and $11.0 million and $25.7 million for the third quarter and first nine months of 2008, respectively. Also includes a charge of $12.9 million related to the preference claim from 2001 for the first nine months of 2008.

CONTACT:
Arrow Electronics, Inc.
Michael Taunton, 631-847-5680
Vice President & Treasurer
or
Paul J. Reilly, 631-847-1872
Executive Vice President & Chief Financial Officer
or
Media:
John Hourigan, 303-824-4586
Director, External Communications